                                                                 EXHIBIT 2.1

DATED                                                                   1997
----------------------------------------------------------------------------





                            TERMS OF OFFER MADE BY



                    DAXBOURNE LIMITED, POSTINSTANT LIMITED
                            AND MC HAIRWAYS LIMITED



                                      to



                        DAXBOURNE INTERNATIONAL LIMITED





                          --------------------------
                        for the sale and purchase of the
                         assets and certain liabilities
                              of Daxbourne Limited
                          and its subsidiary companies
                          --------------------------





--------------------------------------------------------------------------------

                               Dibb Lupton Alsop
                                125 London Wall
                                     LONDON
                                    EC2Y 5AE


                               Tel: 0345 26 27 28
                               Fax: 0171 600 1650

                                   CONTENTS

                                                        Page Number

 1      DEFINITIONS AND INTERPRETATION                          1
        ------------------------------

 2      SALE AND PURCHASE OF BUSINESS                           8
        -----------------------------

 3      GUARANTEE                                               8
        ---------

 4      ACCEPTANCE                                              8
        ----------

 5      COMPLETION                                              9
        ----------

 6      COMPLETION ACCOUNTS                                    10
        -------------------

 7      ADJUSTING PAYMENT                                      10
        -----------------

 8      WARRANTIES                                             10
        ----------

 9      VENDORS' PROTECTION                                    11
        -------------------

10      CONTRACTS                                              13
        ---------

11      CREDITORS AND LIABILITIES                              13
        -------------------------

12      DEBTS                                                  15
        -----

13      EMPLOYEES                                              15
        ---------

14      PROPERTIES                                             17
        ----------

15      USE OF VENDORS' NAMES                                  17
        ---------------------

16      VALUE ADDED TAX                                        17
        ---------------

17      BUSINESS RECORDS                                       18
        ----------------

18      VENDORS' COVENANTS                                     18
        ------------------

19      FURTHER ASSURANCE                                      20
        -----------------

20      ANNOUNCEMENTS                                          20
        -------------

21      COSTS                                                  20
        -----

22      SUCCESSORS AND ASSIGNMENT                              20
        -------------------------

23      ENTIRE AGREEMENT                                       21
        ----------------

24      TIME FOR PERFORMANCE                                   21
        --------------------

25      NOTICES                                                 21
        -------

26      MEMORANDUM CONTINUES IN FORCE                           21
        -----------------------------

27      SEVERABILITY                                            21
        ------------

28      WAIVER                                                  21
        ------

29      VARIATIONS                                              22
        -----------

30      GOVERNING LAW                                           22
        -------------


SCHEDULE 1                                                      23
----------
        Contracts                                               23


SCHEDULE 2
----------
        The Warranties                                          24

        1       Disclosure of Information                       24
                -------------------------
        2       Capacity and Ownership                          24
                ----------------------
        3       Accounts                                        25
                --------
        4       Position since Accounts Date                    26
                ----------------------------
        5       Taxation                                        27
                --------
        6       Business Name                                   28
                -------------
        7       Licences and Consents                           28
                ---------------------
        8       Properties and Environmental Matters            28
                ------------------------------------
        9       Assets                                          32
                ------
        10      Debts, Stock and Work in Progress               33
                ---------------------------------
        11      Insurance                                       33
                ---------
        12      Records                                         34
                -------
        13      Confidential Information                        34
                ------------------------
        14      Intellectual Property                           34
                ---------------------
        15      Computer Systems                                35
                ----------------
        16      Employees                                       36
                ---------
        17      Contracts                                       38
                ---------
        18      Trading                                         39
                -------
        19      Joint Ventures Etc.                             40
                -------------------
        20      Litigation Offences and Compliance with
                ---------------------------------------
                Statures                                        40
                --------
        21      Restrictive Agreements                          40
                ----------------------
        22      Computer Systems - Millennium Compliance        41
                ----------------------------------------


SCHEDULE 3                                                      43
----------
        PART 1                                                  43
        ------
        Completion Accounts                                     43
        -------------------
        PART 2                                                  44
        ------
        Accounting policies to be adopted in the Completion
        ---------------------------------------------------
        Accounts                                                44
        --------


SCHEDULE 4                                                      45
----------
        PART 1                                                  45
        ------
        The Properties                                          45
        --------------
        PART II                                                 45
        -------
        Terms and conditions of sale of the Properties          45

AGREED FORM DOCUMENTS
---------------------

1         Accounts
2         Completion Board Minutes of the Purchaser and the Guarantor
3         Management Accounts
4         Release(s) of bank guarantees and charges
5         Letter(s) of non-crystallisation
6         Deed of Guarantee
7         Consultancy Agreement
8         Deed of Covenant

THIS OFFER IS MADE BY

(1) DAXBOURNE LIMITED (Company No. 1320298), POSTINSTANT LIMITED (Company No. 1559076) and MC HAIRWAYS LIMITED (Company No. 2758010) ("THE VENDORS"); to

(2)  DAXBOURNE INTERNATIONAL LIMITED (Company No. 3369640) ("THE PURCHASER")

A. This document ("the Memorandum") records the terms of an offer for the sale and purchase of the Business as a going concern and certain of the assets and liabilities used or incurred in connection with the Business.

B. The Purchaser shall acquire the Business as a going concern with effect from the start of business on 29 September 1997. In determining the consideration hereunder the Buyer will take over all receivables and will assume all undischarged liabilities as of that date. The purchase price reflects the cash that is estimated to be required to discharge such liabilities. The parties shall ensure that banking, bookkeeping and accounting arrangements are made to reflect this economic effect.


1.   DEFINITIONS AND INTERPRETATION
     ------------------------------

     1.1 In this document the following words and expressions shall (except where the context otherwise requires) have the following meanings:

          Accountants                  means the Vendors' Accountants and the
                                       Purchaser's Accountants

          Accounts means the audited accounts of Daxbourne and the Subsidiaries comprising (inter alia) the balance sheet and the profit and loss account for the period as at and to the Accounts Date the notes and the cash flow statement relating thereto and the reports of the directors and auditors thereon

          Accounts Date                means 30 April 1997

          Assets means all the assets, contracts and rights owned or used in connection with the Business including without limitation the Stock, Fixed and Loose Plant and Machinery, Goodwill, Debts, the benefit of insurance claims, Properties, Intellectual Property but excluding the Excluded Assets

          Business means the entire business of the Vendors, including without limitation, the sale and distribution of wigs, hairpieces, haircare and other products as carried on by the Vendors at the date of this document

          Business Day                 means a day other than a Saturday or

                                       Sunday on which banks are open for
                                       business in London

          Cash means the cash in hand and at bank owned by the Vendors at the Effective Date

          Company or "Daxbourne"       means Daxbourne Limited, one of the
                                       Vendors

          Companies Acts               means the 1985 Act the 1989 Act and the
                                       Companies Consolidation (Consequential
                                       Provisions) Act 1985

          Completion                   means the performance of all the
                                       obligations of the parties hereto set out in Clause 5

          Completion Accounts          means the statement of Net Asset Value
                                       as at the Effective Date to be prepared
                                       pursuant to Clause 6 and as agreed or
                                       determined in accordance with the
                                       provisions of Schedule 6

          Completion Date              means the date hereof

          Computer Systems             means the computer systems used by or
                                       for the benefit of the Group at the date hereof, or computer processors, associated and peripheral equipment, computer programs, technical and other documentation and data entered into or created by the foregoing from time to time

          Confidential                 means all information concerning or
          Information                  relating to the Business details of
                                       which are not in the public domain

          Consideration                means the consideration for the Assets
                                       set out in Clause 4

          Consulting Agreement         means an agreement to be entered into
                                       at Completion between the Purchaser and
                                       Mr. M Stannard

          Contracts                    means all the contracts entered into
                                       on or before the date hereof by the
                                       Vendors in connection with the
                                       Business more particularly described
                                       in Schedule 1

          Creditors                    means persons to whom the
                                       Liabilities are owed

          Debtors                      means persons by whom the Debts are
                                       owed

          Debts means all the book and other debts arising out of or attributable to the operation of the Business owed to the Vendors at the Completion Date including the right to receive payment for goods despatched or delivered and services rendered before the
                                       Completion Date but not invoiced
                                       before such date but excluding all
                                       loans between the Vendors

          Deed of Guarantee            means the deed containing guarantees
                                       to be given by Mr. M Stannard and S.C.
                                       Corporation in the agreed form
                                       pursuant to Clause 3

          Disclosed Scheme(s)          means the retirement benefit scheme(s)
                                       details of which are set out in the
                                       Disclosure Letter

          Disclosure Letter            means the letter of even date from the
                                       Vendors' Solicitors to the Purchaser's
                                       Solicitors relating to the Warranties
                                       together with any documents annexed
                                       thereto

          Effective Date               means the opening of business of 29
                                       September 1997

          Employees                    means those employees of the Vendors
                                       whose employment is transferred to the
                                       Purchaser and whose names and details
                                       are set out in the agreed bundle
                                       attached to the Disclosure Letter

          Encumbrances                 means any interest or equity of any
                                       person (including, without limitation,
                                       any right to acquire, option or right
                                       of pre-emption, any mortgage, charge,
                                       pledge, lien, assignment,
                                       hypothecation, security interest,
                                       title retention or any other security
                                       agreement or arrangement affecting
                                       property but excluding goods supplied
                                       or to be supplied subject to usual
                                       retention of title provisions), of any
                                       kind (or rights in it)

          Excluded Assets              means the Cash and Jaguar XJS and
                                       Toyota Celica motor vehicles
                                       registration number MJS 38 and L454
                                       RMG respectively and all shares in the
                                       Subsidiaries and Tax credits

          Excluded Employees           means Mr. M Stannard and Mrs. V
                                       Stannard

          Excluded Liabilities         means all those liabilities of the
                                       Vendors at the date hereof in relation
                                       to taxation, VAT,
                                       pension liabilities contributions and
                                       other obligations in relation to pension entitlements, all payments referred to in paragraph 16.6 of the Disclosure Letter and all fines, costs, claims, penalties, expenses and interest incurred in connection therewith

          Fixed Plant and Machinery    the fixed plant and machinery owned by
                                       the Vendors and used in connection
                                       with the Business and physically
                                       attached to the Properties

          Goodwill the goodwill of the Business together with the exclusive right of the Purchaser to represent itself as carrying on the Business in succession to the Vendors and to carry on the Business under the Names

          Group means Daxbourne and its subsidiary undertakings as at the Completion Date and references to a "member of the Group" or a "Group Member" shall be construed accordingly

          Independent Accountants      means Grant Thornton; the Independent
                                       Accountants shall act as experts (not
                                       arbitrators) and their decision
                                       (including as to costs) (except in the
                                       case of manifest error) shall be final
                                       and binding on the parties

          Intellectual Property        means patents, inventions, know-how,
                                       trade secrets and other confidential
                                       information, registered designs,
                                       copyrights, design rights, rights
                                       affording equivalent protection to
                                       copyright and design rights,
                                       topography rights, trade marks,
                                       service marks, business names, trade
                                       names, moral rights, registration or
                                       an application to register any of the
                                       aforesaid items, rights in the nature
                                       of any of the aforesaid items in any
                                       country, rights in the nature of
                                       unfair competition rights and rights
                                       to sue for passing-off

          Liabilities                  means all liabilities of the Vendors
                                       incurred in connection with the
                                       Business before the Effective Date
                                       other than the Excluded Liabilities

          Loose Plant and Machinery    all the loose plant equipment
                                       machinery tools motor vehicles
                                       furniture trade utensils and other
                                       chattels owned or used in connection
                                       with the Business at the Effective

                                       Date whether or not physically located
                                       at the Properties

          Management Accounts          means the unaudited balance sheet(s)
                                       and profit and loss account(s) of the
                                       Vendors and the Subsidiaries in the
                                       agreed form (containing year on year
                                       comparisons) as at and for the period
                                       from the day after the Accounts Date
                                       to the end of July 1997 together with
                                       sales figures only for the months of
                                       August and September 1997

          Names means the words "Daxbourne", "Natural Image", "Postinstant", "MC Hairways" "Jacqueline Collection" "Pretty Woman" and all other names the subject of Intellectual Property rights

          Net Asset Value              means the valuation of net assets of
                                       the Business as at the Effective Date
                                       as shown in the Completion Accounts

          Offer                        means the offer further terms of which
                                       are contained herein

          Outstanding Cheques          cheques drawn by the Vendors prior to
                                       the Effective Date and unpaid as at
                                       the date hereof

          PAYE means tax payable under Section 203 Taxes Act and regulations made thereunder

          Properties                   means the freehold and leasehold land
                                       and premises described in Schedule 7

          Purchaser's Accountants      means Deloitte & Touche of Hill House,
                                       1 Little New Street, London EC4A 1TR

          Purchaser's Solicitors       means Dibb Lupton Alsop of 125 London
                                       Wall London EC2Y 5AE

          Sale and Purchase            means the agreement formed by the
          Agreement                    acceptance of the Offer

          Stock the stock in trade of finished and unfinished goods raw materials and work in progress owned by the Vendors for the purposes of the Business as at the Completion Date (including items which although supplied to the Vendors under reservation of title by the suppliers are under the control of the Vendors)

          Subsidiaries                 means Postinstant Limited and MC

                                       Hairways Limited

          Tax Authority                means the Commissioners of Inland
                                       Revenue, the Commissioners of Customs
                                       and Excise, the Contributions Agency,
                                       any local authority or any other
                                       authority, whether of the United
                                       Kingdom or other state (including the
                                       European Union) having the power or
                                       authority to levy or collect tax, as
                                       such term is defined herein

          "taxation"                   includes income tax (including income
          or "tax"                     tax required to be deducted or
                                       withheld from or accounted for in
                                       respect of any payment) corporation
                                       tax (including advance corporation tax
                                       and amounts assessed under the
                                       provisions of Section 419 of the Taxes
                                       Act) capital gains tax estate duty
                                       inheritance tax capital transfer tax
                                       VAT landfill tax excise duties customs
                                       duties and other import duties capital
                                       duty stamp duty reserve tax
                                       development land tax national
                                       insurance contributions insurance
                                       premium tax local rates and taxes the
                                       council tax the National Non-Domestic
                                       Rate and all taxes on gross or net
                                       income profits or gains receipts sales
                                       use occupation franchise value added
                                       personal property and any other tax
                                       duty charge impost withholding
                                       contribution or levy of any nature
                                       whatsoever for the time being charged
                                       assessed levied or payable whether to
                                       any Tax Authority and any penalty
                                       charge fine or interest payable in
                                       connection with any such taxation

          Taxation Statutes            includes any statute statutory
                                       instrument enactment law by-law
                                       regulation or legislative provision
                                       providing for or imposing any charge
                                       assessment or levy to taxation
                                       including for the avoidance of doubt
                                       any directives and regulations adopted
                                       by the Council of the European
                                       Communities

          Taxes Act                    means the Income and Corporation
                                       Taxes Act 1988

          1985 Act                     means the Companies Act 1985

          1989 Act                     means the Companies Act 1989

          VAT                          means value added tax

          VATA                         means the Value Added Tax Act 1994

          VAT Regs                     means the Value Added Tax Regulations
                                       1995 (SI 1995/2518)

          Vendors' Accountants         means Linington & Company of 83 High
                                       Street, Caterham, Surrey CR3 5UF

          Vendors' Solicitors          means Curry Ch Hausmann Popeck of 17A
                                       Welbeck Way, London W1M 7PE

          Warranties                   means the representations warranties
                                       and undertakings contained or referred
                                       to in Clause 8 and Schedule 4

          Warranty Claim               means a claim or claims made in
                                       respect of any breach or breaches of
                                       Warranty


     1.2 Any reference in this document to any provision of any Act of Parliament shall include reference to any subordinate legislation (as defined in the Interpretation Act 1978) made pursuant thereto and shall be deemed to be a reference to such Act of Parliament or subordinate legislation as amended modified or re-enacted and any reference to any provision of any such Act or subordinate legislation shall also include where appropriate any provision of which it is a re-enactment (whether with or without modification).


     1.3 In this document words importing the masculine gender only include the feminine and neuter genders and words importing the singular number only include the plural and vice versa.


     1.4 Unless otherwise stated references to Clauses sub-clauses and Schedules are references to Clauses and sub-clauses of and Schedules to this document. The Schedules form part of this document.


     1.5 The Index and Clause headings are for ease of reference only and shall not affect the construction or interpretation of this document.


     1.6 References to persons shall include bodies corporate unincorporated associations and partnerships.


     1.7 References to the parties hereto include their respective successors in title permitted assigns and legal personal representatives.


     1.8 Words and expressions defined in or for the purposes of the Companies Acts and the Taxes Act shall where the context permits bear the same meanings in this document other than in the Taxation Warranties where words and expressions defined in or for the purposes of the Taxes Act, the TCGA, the CAA, any Finance Act or the VATA shall where the context permits bear the same meanings in the Taxation Warranties.


     1.9 A person shall be deemed to be connected with another if that person is so connected within the meaning of Section 839 of the Taxes Act.


     1.10 References to writing shall include typewriting printing lithography photography telex and fax messages and other modes of reproducing words in a legible and non-transitory form.

     1.11 Where any statement is qualified by the expression "to the best of the knowledge information and belief of the Vendors" or "so far as the Vendors are aware" or any similar expression it shall relate solely to the knowledge of Mr. M Stannard who shall be deemed to have knowledge of:-


          1.11.1 anything of which he ought reasonably to have knowledge given his particular position in and responsibilities to the Group and his relationship with the business of each member of the Group; and


          1.11.2 anything of which he would have had knowledge had he made due and careful enquiry immediately before giving the Warranties.


     1.12 Where any statement is qualified by the expressions "so far as the Vendors are actually aware" or any similar expression relating to the actual knowledge of the Vendors it shall be deemed to refer to the
          ------
          actual knowledge of Mr. M Stannard having made no enquiries on the matter to which the statement relates.


     1.13 The "agreed form" in relation to any document means the form agreed between the parties to this document and for the purposes of identification only initialed by or on behalf of the parties.


2.   SALE AND PURCHASE OF BUSINESS
     -----------------------------

     2.1 Subject to the terms of this document and on the basis of the Warranties the Vendors shall sell with full title guarantee as a going concern and the Purchaser shall purchase all of the Assets and the Business free from all Encumbrances and all with effect from the opening of business on the Effective Date and together with all rights of any nature which have become attached to them or accrued in respect of them.


     2.2 The Purchaser shall assume liability to pay to the Creditors the Liabilities as and when they become due.


     2.3 Nothing herein contained shall operate so as to impose on the Purchaser any obligations or liabilities in respect of other assets or liabilities of the Vendors except as specifically provided in this document.


3.   GUARANTEE
     ---------

     The parties shall procure that there shall be executed and delivered to each other on the Completion Date a Deed of Guarantee in the agreed form.


4.   ACCEPTANCE
     ----------

     4.1 Acceptance shall be made immediately once the Vendors have completed their obligations pursuant to clause 5.2 by the payment of the sum of (Pounds)1,750,000 by electronic funds transfer forthwith on the date of completion. The Purchaser shall make a further payment of (Pounds)300,000 on the anniversary of the Completion Date. Each payment shall be made to the Vendors' solicitors and receipt by them shall be an absolute discharge to the Purchaser.


     4.2 If the Purchaser has issued and served proceedings on the Vendors specifying precisely the amount claimed in respect of a Warranty Claim the Purchaser shall (without prejudice to its other rights hereunder) be entitled to set-off such amount (and no further amounts) against the (Pounds)300,000 to be paid pursuant to subclause 4.1 provided that any monies withheld which shall be agreed or determined to be in excess of the amount equal to satisfy the claim in full shall incur interest at 3% above the base rate of Barclays Bank PLC from time to time from the date when due until the date of actual payment.


5.   COMPLETION
     ----------

     5.1 Completion of the sale and purchase of the Business and Assets shall take place on the Completion Date at the office of the Purchaser's Solicitors.


     5.2  At Completion the Vendors shall:-


          5.2.1 insofar as they are able to do so permit the Purchaser to assume the conduct of the Business and possession of those of the Assets capable of passing by delivery and the Purchaser will carry on the Business with effect from the Completion Date;


          5.2.2 insofar as they are able to do so complete the sale to the Purchaser of the Properties subject to the terms contained in or referred to in Schedule 7.


          5.2.3 deliver or make available to the Purchaser:-


                5.2.3.1 duly executed assignments in the agreed form of the Intellectual Property Contracts;


                5.2.3.2 all lists of customers and suppliers books of account and records whether stored on hard copy or on computer and computer programs relating to the Business;


                5.2.3.3 all the designs and drawings plans technical and sales publications advertising material and other technical and sales matter of the Vendors in relation to the Business together with any plates blocks negatives and other like material relating thereto;


                5.2.3.4 certified copies of the Special Resolutions to change the name of the Vendors in accordance with Clause 15;


                5.2.3.5 letters of non-crystallisation in the agreed form in respect of the Assets duly executed by Lloyds Bank Plc together with duly executed documents referred to in
                         7.1 of Schedule 4; and


                5.2.3.6 the Consultancy Agreement, the Deed of Guarantee and the Deeds of Covenant (in the agreed form) duly executed by all parties except the Purchaser; and


                5.2.3.7 consents in relation to the Owen Owen and House of Fraser concessions, the National Health Service contract and the insurance arrangements in relation to the Business all in agreed form

     5.3 Upon fulfillment by the Vendors of their obligations under Clause 5.2 the Purchaser shall deliver to the Vendors duly executed counterparts of the documents referred to in Clauses 5.2.3.1 and 5.2.3.6.


     5.4 The Purchaser shall not be obliged to complete the purchase of any of the Assets unless the purchase of all the Assets is completed in accordance with this document.


     5.5 The Vendors shall use their best endeavours (including the payment of all of the landlords costs and expenses) to pursue all requisite licenses and consents to permit the completion as soon as possible after the Completion Date of all Properties not transferred at Completion provided the Purchaser shall co-operate and assist the Vendors at the Purchaser's expense. Following Completion and upon request by the Purchaser the Vendors will execute and deliver such assignments of other of the Assets in a form to be agreed with them as the Purchaser shall reasonably require.


6.   COMPLETION ACCOUNTS
     -------------------

     The Purchaser shall produce Completion Accounts in accordance with Schedule 6.


7.   ADJUSTING PAYMENT
     -----------------

     7.1 If the Completion Accounts show the Net Asset Value is less than (Pounds)637,000, then the amount of such shortfall plus (Pounds)25,000 shall be paid to the Purchaser by the Vendors as a refund or part refund of the Cash Consideration.


     7.2 If the Completion Accounts show the Net Asset Value is more than (Pounds)687,000 then the amount of such excess plus (Pounds)25,000 shall be paid to the Vendors by the Purchaser as additional Cash Consideration.


     7.3 Any such sums required to be paid under clause 7.1 above shall be paid within fourteen days of written notice of such sum being given to the relevant party. In the event of such payment not being paid within such period, it shall bear interest at 3% above the base rate of Barclays Bank PLC from time to time.


8.   WARRANTIES
     ----------

     8.1 The Vendors hereby represent warrant and undertake to the Purchaser that at the date of this document each of the statements set out in
          Schedule 4 are true and accurate in all respects and not misleading and the Vendors hereby acknowledge that they have made those statements with the intention of inducing the Purchaser to acquire the Assets and that the Purchaser has been induced to acquire the Assets on the basis of and in reliance upon them.


     8.2 Each of the Warranties shall be construed as a separate and independent warranty and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from any other term of this document or any other Warranty.


     8.3 The rights and remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion save where any Warranty has been performed or discharged on Completion.

     8.4 The Vendors hereby agree with the Purchaser to waive any right which they may have in respect of any misrepresentation inaccuracy or omission in or from any information or advice supplied or given by any employee or officer of any Group Company in enabling them to give the Warranties or to prepare the Disclosure Letter.


9.   VENDORS' PROTECTION
     -------------------

     9.1 Save in the case of fraud or willful non-disclosure and notwithstanding anything contained in this document any liability of the Vendors in respect of any Warranty Claim shall be limited by the provisions of this clause.


     9.2 The Vendors shall not be liable in respect of any Warranty Claim to the extent that the matter or matters giving rise to such claim are expressly disclosed in the Disclosure Letter with sufficient particularity so as to provide a reasonably accurate description or account of the matter being disclosed (notwithstanding that only brief particulars and/or part only of a document has or a series of documents have been supplied) so as to enable a prudent purchaser to make a reasonable assessment of the legal and commercial significance of the matter being disclosed.


     9.3 The total aggregate liability of the Vendors for Warranty Claims including all proper and reasonable costs and expenses in relation to any such claim shall not exceed (Pounds)2,062,500.


     9.4 The Vendors shall not be liable in respect of any Warranty Claim unless and until the aggregate liability for all claims exceeds (Pounds)27,500 but once any such claim or claims have been made in excess of such amount all Warranty Claims (including the first (Pounds)27,500) may be pursued.


     9.5 Any individual claim not exceeding (Pounds)1,000 shall be discounted in calculating the aggregate liability of the Vendors for the purposes of paragraph 9.4.


     9.6 The Vendors shall have no liability in respect of a Warranty Claim unless written notice (specifying the substance and quantification of the claim and the matter giving rise thereto) of such claim is given to the Vendors within ninety (90) days after discovery of the same by the Purchaser.


     9.7 The Vendors shall have no liability in respect of Warranty Claims unless written notice (specifying the substance and quantification of the claim and the matter giving rise thereto) of such claim shall have been given to the Vendors on or before the second anniversary of the date hereof in respect of the Warranties.


     9.8  The Vendors shall not have any liability in respect of Warranty
          Claims:-


          9.8.1 To the extent that provision or reserve in respect thereof was expressly made in the Accounts or the Management Accounts or to the extent that payment or discharge of any such claim was taken into account in the Accounts or the Management Accounts.


          9.8.2 In respect of which any reserve or provision has been made in the Accounts or the Management Accounts and which is insufficient only by reason of any increase in the rates of taxation made on or after the date to which the Accounts or the Management Accounts have been made up and whether or not with retrospective effect.


          9.8.3 For which the Vendors are or may become primarily liable as a result of transactions in the ordinary course of their business after the date to which the Accounts or the Management Accounts have been made up.


          9.8.4 To the extent that such liability would not have arisen but for any alteration enactment or re-enactment of any act of parliamentary or statutory instrument or other legislative act which occurs or has effect after the Completion Date.


          9.8.5 Which would not have arisen but for a voluntary act or transaction after the Completion Date which could reasonably have been avoided or was carried out by the Purchaser (or its successors) after the Completion Date otherwise than in the ordinary course of business.


          9.8.6 In respect of any matter in relation to which the Purchaser after the Completion Date shall have expressly waived its rights in writing.


          9.8.7 If and to the extent that any Warranty Claim occurs as a result of or is otherwise attributable to the Purchaser after Completion disclaiming any part of the benefit of capital or other allowances against Taxation claimed on or before the Accounts Date.


     9.9 Any claim by the Purchaser under the Warranties may be issued against the Vendors but shall be capable of being pursued only if the Purchaser shall have first taken all steps reasonably available to it against any third parties as may be appropriate in respect of the matter to which such claim relates and then only to the extent that the loss incurred by the Purchaser as a result of the matter to which the claim relates shall not have been fully satisfied on a full indemnity basis.


     9.10 If the Vendors pay to the Purchaser any amount in respect of any breach of the Warranties and the Purchaser subsequently recovers from a third party a sum which is directly and solely referable to that breach or payment or shall subsequently receive any benefit which is directly and solely referable to that breach and which has not been taken into account in computing the liability of the Vendors and would have reduced such liability had it been so taken into account the Purchaser shall repay the Vendors so much of the amount paid by the Vendors or such referable benefit received as represents the difference between the amount due to the Purchaser and the amount recovered from the third party (if any) net of expenses and tax.


     9.11 If the Purchaser becomes aware of any claim or potential claim which might in the reasonable opinion of the Purchaser give rise to such a claim under the Warranties the Purchaser shall forthwith notify the Vendors in writing of such claim and the Purchaser shall procure that all requisite information, documents and facilities shall promptly be made available to the Vendors or the Vendors' professional advisers for such purposes and the Purchaser shall not accept or pay or compromise any such claim without the prior consent in writing of the Vendors (such consent not to be unreasonably withheld).

     9.12 The amount of any Warranty Claim shall take into account the amount of any relief from Taxation arising by virtue of the loss or damage in respect of which the claim was made.


     9.13 Nothing contained in this clause or in Clause 8 shall derogate from the Purchaser's obligation to use reasonable endeavours to mitigate any loss which it suffers in consequence of any breach of the Warranties or the Taxation Warranties.


     9.14 If, in respect of any Warranty Claim the liability of the Vendors is contingent, then the Vendors shall not be under any obligation to make any payment to the Purchaser until such time as the contingent liability ceases to be contingent and becomes actual.


     9.15 Where the Purchaser is entitled to recover from its insurers any sum in respect of any matter giving rise to a Warranty Claim then any monies so recovered (net of any increased premium attributable to the claim) shall be set off against the corresponding claim against the Vendors.


10.  CONTRACTS
     ---------

     10.1 Insofar as the benefit subject to the burden of any of the Contracts cannot effectively be transferred to the Purchaser (whether by assignment novation or otherwise) without the consent of a third party and such consent has not been obtained at or prior to Completion:-


          10.1.1 the Vendors and the Purchaser shall use all reasonable endeavours to obtain such consent as soon as practicable;


          10.1.2 unless and until any such contract has been transferred to the reasonable satisfaction of the Purchaser the Purchaser shall for its own benefit and to the extent that the contract in question permits without constituting a breach thereof perform on behalf of the Vendors (but at the Purchaser's expense) all the Vendors' obligations and the Vendors will co-operate with the Purchaser (at the Purchaser's expense) in any reasonable arrangements designed to provide for the Purchaser the benefits under any such contracts including the enforcement of any and all rights of the Vendors thereunder;


          10.1.3 if the Vendors shall require the Purchaser shall enter into novation agreements with the other parties to any of such contracts to the intent that thenceforth the Purchaser shall be in a direct contractual relationship with such other parties and the Vendors' obligations in respect of such contracts shall be at an end.


     10.2 The Vendors shall promptly refer to the Purchaser all inquiries relating to the Business and assign to the Purchaser all orders relating to the Business which the Vendors may receive after the Completion Date.


11.  CREDITORS AND LIABILITIES
     -------------------------

     11.1 The Vendors shall settle out of their own resources all of the Outstanding Cheques forthwith upon presentation.

     11.2 Upon becoming aware of any claim against the Vendors pursuant to the Liabilities the Vendors will promptly give notice of it to the Purchaser and shall not take any steps without the approval of the Purchaser (save where they are in receipt of legal proceedings (including a statutory demand or winding up petition) and the Vendors reasonably are of the view that they must act immediately in which case they shall inform the Purchaser immediately thereafter and in the meantime may take such steps as they shall deem appropriate. The Vendors shall if so requested by the Purchaser and so far as it is able promptly supply to the Purchaser written details of all trade and other creditors of the Business subsisting at the Completion Date.


     11.3 Unless otherwise expressly provided nothing in this Agreement shall make the Purchaser liable in respect of anything done or omitted to be done by the Vendors prior to the Effective Date and the Vendors shall indemnify the Purchaser in full for and against any reasonable claims costs expenses or liabilities whatsoever and howsoever arising incurred or suffered by the Purchaser in connection with any of the Excluded Liabilities the including reasonable costs incurred by the Purchaser in settling any claim in respect of such debts obligations or liabilities. This indemnity shall extend without limitation to all legal expenses and other professional fees reasonably and properly incurred by the Purchaser.


     11.4 With effect from the Effective Date the Purchaser shall:-



          11.4.1  discharge all of the Liabilities as they fall due;


          11.4.2 observe and perform or procure to be observed and performed all the obligations of the Vendors under the Contracts except insofar as such obligations should have been performed by the Vendors before the Effective Date and except insofar as such obligations have not been fully and effectively transferred to the Purchaser whether by assignment, novation or otherwise (save in respect of the Properties) and it is not possible for the Purchaser to perform or procure the performance thereof without constituting a breach of the contract concerned;


          11.4.3 assume responsibility for payment for all goods delivered or services received under the Contracts after the Effective Date and which do not form part of the Stock whether the invoices for such goods or services are received before or after the Effective Date;


          11.4.4 Unless otherwise expressly provided nothing in this Agreement shall make the Vendors liable in respect of anything done or omitted to be done by the Purchaser after the Completion Date and the Purchaser shall indemnify the Vendors in full for and against any claims costs expenses or liabilities whatsoever and howsoever arising incurred or suffered by the Vendors in connection with any acts or defaults of the Purchaser in connection with the Business and the Assets and the Liabilities following Completion including reasonable costs incurred by the Vendors in settling any claim in respect of such debts obligations or liabilities. This indemnity shall extend without limitation to all legal expenses and other professional fees reasonably and properly incurred by the Vendors.


     11.5 With effect from the Completion Date all complaints received by the Vendors or the Purchaser from customers of the Business in relation to goods supplied or services rendered prior to the Completion Date (including warranty claims arising in the normal course of the Business) shall be dealt with as follows:-


          11.5.1 all such complaints shall be promptly referred in the first instance to the Purchaser who may elect in respect of any such complaint either:-


                11.5.1.1 to endeavour to resolve it and to supply any replacement goods and carry out any remedial services accordingly; or


                11.5.1.2 to refer it to the Vendors who shall be responsible at the expense of the Purchaser for resolving the same;


          11.5.2 each party will provide any information or assistance reasonably requested by the other in dealing with complaints under this Clause;


          11.5.3 the Vendors will not make any admission of liability in relation to any complaint without the Purchaser's prior consent.


12.  DEBTS
     -----

     The Vendors will take all such steps as the Purchaser shall reasonably request (including where necessary taking any legal proceedings in its name but at the expense of the Purchaser and/or requesting the debtors to make payments directly to the Purchaser) to assist in the collection of the Debts. The Vendors will hold any payments which they receive in respect of the Debts upon trust for the Purchaser and will account to the Purchaser for the same on a weekly basis without any deduction or set-off.


13.  EMPLOYEES
     ---------

     13.1 The Purchaser acknowledges that pursuant to The Transfer of Undertakings (Protection of Employment) Regulations 1981 ("the Regulations") at the Completion Date it will become the employer of the Employees but not the Excluded Employees . The Vendors will not terminate the contracts of employment of any of the Employees without the prior written consent of the Purchaser.


     13.2 The Purchaser shall indemnify the Vendors in full for and against all claims costs expenses or liabilities whatsoever and howsoever arising incurred or suffered by the Vendors including without limitation all legal expenses and other professional fees (together with any VAT thereon) in relation to:-


          13.2.1 the termination by the Purchaser of the employment of any of the Employees; or


          13.2.2 anything done or omitted to be done by the Purchaser in respect of any of the Employees which is deemed to have been done by the Purchaser by virtue of the Regulations provided that such costs claims expenses and liabilities are not payable solely as a result of any act or omission of the Vendors.


     13.3 The Vendors shall indemnify the Purchaser in full for and against all claims, costs, expenses or liabilities whatsoever howsoever and if incurred or suffered by the Purchaser including without limitation all legal expenses and other professional fees (together with any VAT thereon) in relation to the termination of the employment of the Excluded Employees provided that such costs claims expenses and liabilities are not payable solely as a result of any act or omission of the Purchaser.


     13.4 All salaries and other emoluments including holiday pay taxation and national insurance contributions and contributions to retirement benefit schemes relating to the Employees shall be borne by the Vendors up to and including the Effective Date and by the Purchaser with effect from the Effective Date (save for Excluded Liabilities) and all necessary apportionments shall be made.


     13.5 13.5.1  The Vendors shall indemnify and keep indemnified the Purchaser in respect of the amount of any liability arising from any of the Relevant Events (as defined below) whether or not sustainable at law brought against the Purchaser by any person who was at any time prior to Completion a director or other
                          -----------
                  officer or employee of the company or the Subsidiaries, or a current, former or surviving spouse of any such person, or a Trustee in respect of benefit payable on any such person's death, retirement or leaving service or relating to any transfer payment in respect of the accrued past service rights of any such person (in any such case) and the Vendors shall indemnify and keep indemnified the Purchaser in respect of any liability to such persons for damages, loss or compensation, and in respect of such reasonable actuarial or legal fees reasonably and properly incurred by the Purchaser in connection with any of the Relevant Events.


          13.5.2  The "Relevant Events" are these.


                  13.5.2.1 Any actual or alleged failure of the Company, the Subsidiaries or the Trustees (for whatever cause and whether or not by inadvertence) to have observed the terms of the pension Scheme's eligibility rules, namely Rule 2 of the Rules of the Daxbourne Limited Pension and Life Assurance Scheme governed by a Definitive Trust Deed and Rules of 23rd March 1990 ("the Disclosed Scheme") ignoring for this purpose any future amendment to Rule 2 of the Rules of the Disclosed Scheme.


                  13.5.2.2 Any actual or alleged failure of the Company, the Subsidiaries or the Trustees (for whatever cause and whether or not by inadvertence) to operate the Disclosed Scheme before or after Completion in accordance with the trusts, powers and provisions of the Disclosed Scheme and subject to all applicable laws and including any claim made to the Pensions Ombudsman under Part X Pension Schemes Act 1993.


                  13.5.2.3 Any civil penalty imposed by OPRA or monetary loss suffered in connection with any other sanction imposed by OPRA on the Purchaser in respect of the Disclosed Scheme.


          13.5.3 The Purchaser shall upon becoming aware of any action, claim, proceeding or demand which may qualify as a Relevant Event or any threat thereof promptly give notice in writing to Michael Stannard (acting on behalf of the Vendors and whose receipt of the same is accepted by the Vendors as being deemed receipt by all of them) together with all information from time to time in the Purchaser's possession or control which relates to the Relevant Event or threat thereof and the Purchaser shall take such action including taking or defending legal proceedings (subject to the Vendors prior agreement to pay all legal fees reasonably and properly incurred in taking or defending such proceedings) as the Vendors may reasonably by written notice request in respect of any such Relevant Event or threat thereof.


          13.5.4  13.5.4.1  The Purchaser shall not and shall procure that none of its officers or employees will admit liability in respect of or settle or compromise any claim or demand for damages, loss or compensation in respect of a Relevant Event without the prior written consent of the Vendors.


                  13.5.4.2 In the event that any person shall institute proceedings against the Purchaser in respect of a Relevant Event and in respect of which the Purchaser shall claim to be indemnified by the Vendors then the Purchaser shall (subject to the Vendors prior agreement to pay all legal fees reasonably and properly incurred in taking or defending such proceedings) take such action to defend or compromise such proceedings or appeal any judgment (if any) made against it as the Vendors shall require which shall be consistent with the Purchaser's legal responsibilities and in a manner which shall not be materially detrimental to its commercial interests.


                  13.5.4.3 The Purchaser shall and shall procure that its officers shall at all times maintain strictly confidential and shall not disclose to any person (save to the Vendors or as required by law but only to the extent so required or with the prior written consent of the Vendors) all information relating to the Disclosed Scheme and any claim or demand in respect of a Relevant Event.


14.  PROPERTIES
     ----------

     The Properties shall be sold and purchased hereunder on the terms and conditions set out in Schedule 7.


15.  USE OF VENDORS' NAMES
     ---------------------

     15.1 The Vendors shall procure that at Completion the name of each of the Vendors shall be changed to a name acceptable to the Purchaser and so as not to include any of the Names or to suggest any connection with the Business and the Vendors agree that they will not at any time thereafter use or (so far as it is able) permit the use of any name or names identical or similar to such names or any colourable imitation thereof in connection with any activity whatsoever.


     15.2 The Vendors will cease to use on Completion all business stationery catalogues price lists brochures and other documents bearing the Names.


16.  VALUE ADDED TAX
     ---------------

     16.1 The Vendors and the Purchaser recognise that the various considerations set out in this Agreement are exclusive of VAT as the parties apprehend that the sale of the Assets is a supply of goods to which the provisions of [Article 5] Value Added Tax (Special Provisions) Order 1995 apply and both the Vendors and the Purchaser are taxable persons within the meaning of the Value Added Tax Act 1994. The Vendors and the Purchaser shall procure that their value added tax returns and dealings with HM Customs and Excise are consistent with this view.


     16.2 If demand is made upon the Vendors by HM Customs and Excise for VAT in respect of any supply of the Assets the consideration payable by the Purchaser shall be increased by a sum equal to the VAT so demanded ("the VAT payment").


     16.3 The Purchaser shall make payment in cleared funds of the VAT payment on the later of:-


          16.3.1 the Business Day following the date of the receipt by the Purchaser of VAT invoices from the Vendors in respect of the VAT payment; and


          16.3.2 the Business Day before the date on which the Vendors are obliged by law to account for output tax to HM Customs & Excise in respect of supplies made under this Agreement.


17.  BUSINESS RECORDS
     ----------------

     17.1 The Vendors will provide the Purchaser with copies of all the VAT records of the Business required by Section 49(1)(b) Value Added Tax Act 1994 to be preserved by the Purchaser together with all other records and documents in relation to the Business which it is not required by law to retain. Each party shall make available to the other for inspection and copying (at the expense of the requesting party) all records and documents which the other has a legitimate business interest to inspect and/or copy.


     17.2 The Vendors will provide the Purchaser with copies of all records and other information required by the Purchaser for the purposes of the Capital Goods Scheme in Part XV Value Added Tax Regulations 1995 (SI1995/2518) and any adjustments thereunder.


     17.3 The Purchaser shall for a period of not less than 6 years from the Completion Date preserve the records delivered to it by the Vendors and upon reasonable notice during normal business hours make them available to the Vendors or their agents.


18.  VENDORS' COVENANTS
     ------------------

     18.1 Each of the Vendors jointly and severally undertakes to and covenants with the Purchaser that it will (save with the consent in writing of the Purchaser) not at any time after Completion:-



          18.1.1 use or procure or cause the use of any name or names identical or similar to or including the Names or any colourable imitation thereof in connection with any activity whatsoever;

          18.1.2 (save as required by law) disclose or divulge to any person other than to officers or employees of the Purchaser or use other than for the benefit of the Purchaser any Confidential Information which may be within or have come to his knowledge and he shall assist the Purchaser (at the Purchaser's cost and expenses) to prevent such publication, disclosure or use of any Confidential Information;


          18.1.3 do or say anything which is likely or intended to damage the goodwill or reputation of the Vendor or any other member of the Group or which may lead any person to cease to do business with the Purchaser on substantially equivalent terms to those previously offered or lead any person not to engage in business with the Purchaser.


     18.2 Each of the Vendors severally undertakes to and covenants with the Purchaser that it will not for a period of 5 years after Completion either on their own behalf or jointly with or as manager advisor consultant or agent for any other person directly or indirectly:-


          18.2.1 approach canvass solicit or otherwise act with a view to enticing away from or seeking in competition with any business of the Purchaser the custom of any person who at any time during the period of 24 months preceding the Completion Date has been a customer of the Vendor or any other member of the Group and during such period it shall not use its knowledge of or influence over any such customer to or for its own benefit or the benefit of any other person carrying on business in competition with the Purchaser or otherwise use its knowledge of or influence over any such customer to the detriment of the Purchaser;


          18.2.2 seek to contract with or engage (in such a way as to adversely affect the business of the Purchaser as carried on at the date of this document) any person who has contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Vendor or any other member of the Group at any time during the period of 24 months prior to the date of this document;


          18.2.3 approach canvass solicit engage or employ or otherwise endeavour to entice away any person who at any time during the period of 24 months preceding the Completion Date or (if later) the date of his ceasing to be employed by the Vendor shall be or shall have been an employee, officer or manager of the Vendor with a view to the specific knowledge or skills of such person being used by or for the benefit of any person carrying on business in competition with the business carried on by the Purchaser;


          18.2.4 be engaged concerned or interested whether as an employee or in any other capacity in carrying on any business in competition with the business carried on by the Vendor or any of the Subsidiaries as carried on at the date of this document in any territory in which such business was carried on at such date.


     18.3 Each of the covenants contained in sub-clauses 18.1 and 18.2 shall constitute an entirely separate and independent restriction on each of the Vendors.

     18.4 Nothing in this Clause 18 shall prohibit any of the Vendors from holding shares or stock quoted or dealt in on an approved EC market (as defined in the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995) so long as not more than 5% of the shares or stock of any class of any one company is so held.


     18.5 The Vendors hereby agree and acknowledge that the restrictions contained in this Clause 18 are reasonable and necessary to assure to the Purchaser the full value and benefit of the Assets but in the event that any such restriction shall be found to be void or unenforceable but would be valid and effective if some part or parts thereof were deleted such restriction shall apply with such deletion as may be necessary to make it valid effective and enforceable.


     18.6 Notwithstanding any other provision of this document no provision by virtue of which this document or any agreement or arrangement of which it forms part is registrable under the Restrictive Trade Practices Acts 1976 and 1977 shall take effect until such time as particulars thereof shall have been furnished to the Director General of Fair Trading. The parties shall use all reasonable endeavours to procure the furnishing of such particulars as soon as possible after the signing of this document.


19.  FURTHER ASSURANCE
     -----------------

     Upon and up to six months after Completion the Vendors shall at the expense and request of the Purchaser do and execute or procure to be done and executed all such acts deeds documents and things as may be necessary to give effect to this document.


20.  ANNOUNCEMENTS
     -------------

     No announcement communication or circular in connection with the subject matter of this document shall be made (whether prior to or after the Completion Date) by or on behalf of the parties hereto without the prior approval of the other or others (such approval not to be unreasonably withheld or delayed) save for:-


     20.1 announcements to employees customers suppliers and agents of the Vendors and/or the Purchaser and/or any company which is a member of the same group as the Purchaser in such form as may be reasonably required by the Purchaser; and


     20.2 such announcements as may be required by the NASDAQ, SEC or other USA regulatory authority.


21.  COSTS
     -----

     Each of the parties shall bear and pay its own legal accountancy and other fees and expenses incurred in and incidental to the preparation and implementation of this document and of all other documents in the agreed form referred to herein and such shall be ignored for the purposes of the Completion Accounts.


22.  SUCCESSORS AND ASSIGNMENT
     -------------------------

     This document shall be binding upon and enure for the benefit of the personal representatives or successors in title of the parties hereto and the benefit of the Warranties may not be assigned in whole or in part without the prior written consent of the Vendors (such consent not to be unreasonably withheld) save that the Purchaser may assign the benefit of the Warranties to any company within the same group of companies as the Purchaser without the consent of the Vendors.


23.  ENTIRE AGREEMENT
     ----------------

     This document and any documents in the agreed form constitute the entire agreement between the parties in connection with their subject matter.


24.  TIME FOR PERFORMANCE
     --------------------

     As regards any time date or period mentioned in this document time shall be of the essence.


25.  NOTICES
     -------

     25.1 Any notice to be given pursuant to the terms of this document shall be given in writing to the party due to receive such notice (in the case of a company) at its registered office from time to time or (in the case of an individual) at the address set out in this document or such other address as may have been notified for the purpose to the other parties hereto in accordance with this Clause. Notice shall be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 48 hours after posting (6 days if sent by air mail) and in the case of facsimile transmission on completion of the transmission Provided that the sender shall have received printed confirmation of transmission.


     25.2 Daxbourne Limited is expressly authorised to act as agent for the Subsidiaries in relation to all matters arising out of this document and, accordingly, without limitation, notice to Daxbourne Limited shall, where appropriate, constitute valid and binding notice on each of the Subsidiaries.


26.  MEMORANDUM CONTINUES IN FORCE
     -----------------------------

     This document shall remain in full force and effect so far as concerns any matter remaining to be performed at Completion and notwithstanding that Completion shall have taken place.


27.  SEVERABILITY
     ------------

     The invalidity illegality or unenforceability of any provision of this document shall not affect the continuation in force of the remainder of this document.


28.  WAIVER
     ------

     No failure to exercise or delay in exercising any right or remedy under this document shall constitute a waiver thereof and no waiver by one party of any breach or non-fulfillment by the other party or parties of any provision of this document shall be deemed to be a waiver of any subsequent or other breach of that or any other provision hereof. No single or partial exercise of any right or remedy under this document shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the parties provided in this document are cumulative and not exclusive of any rights and remedies provided by law.


29.  VARIATIONS
     ----------

     No variation of this document or any document in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.


30.  GOVERNING LAW
     -------------

     This document shall be governed by and construed in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the High Court of Justice in England in relation to any claim, dispute or difference which may arise hereunder together with all other contracts (including, but not limited to, order for the supply or sale of goods which are neither long term nor outside the ordinary course of the business of the Vendors but excluding any contracts or liabilities therefore which would comprise Excluded Liabilities.

                                SCHEDULE 1
                                ----------
                                Contracts
                                ---------

Each of the following contracts:


          PARTIES                 DESCRIPTION                DATE
          -------                 -----------                ----

Daxbourne Limited and NHS         Supply of wigs to NHS      May 1997
 Supplies

Owen Owen plc and Daxbourne       Concession                 12 March 1997
 Limited

House of Fraser (Stores)          Concession                 22 February 1995
 Limited and Daxbourne Limited

David Morgan - Cardiff            Concession                 Unknown


Debenhams - Manchester            Concession                 Unknown


Jenners - Edinburgh               Concession                 Unknown


Pearsons - Enfield                Concession                 Unknown


Wildings - Newport                Concession                 Unknown


Shield Pest Control Limited       Pest Control               May 1990
 and Daxbourne Limited

PHS Limited and Daxbourne         Waste treatment            28 March 1996
 Limited

Mr. C Lincroft and Daxbourne      Computer consultant        11 September 1997
 Limited

PRIAM Limited and Daxbourne       Computer software          16 December 1996
 Limited

Radius Computer Maintenance       Computer maintenance       12 May 1997
 Limited and Daxbourne Limited

P C Calliston and Daxbourne       Health & Safety Consultant 17 April 1996
 Limited

                                  SCHEDULE 2
                                  ----------
                                THE WARRANTIES
                                --------------

In this Schedule references to "a" or "the" Vendor shall constitute a separate warranty in respect of each Vendor.


1.   DISCLOSURE OF INFORMATION
     -------------------------

     1.1 There are fully and accurately disclosed in the Disclosure Letter all matters:-


          1.1.1 which are reasonably necessary to qualify the statements set out in the following paragraphs of this Schedule in order for such statements when so qualified to be fair accurate and not misleading; and


          1.1.2 which might otherwise reasonably affect the willingness of the Purchaser to purchase the Assets or to purchase them for the consideration and upon the terms set out in this document.


     1.2 All information which has been given by any of the directors or officers or professional advisers of the Vendors to any of the directors or officers or professional advisers of the Purchaser in the course of the negotiations leading to the signing of this document was when given true complete and accurate in all material respects and there is no fact or matter not disclosed in writing to the Purchaser which renders any such information materially untrue inaccurate or misleading.


     1.3 The facts set out in the Disclosure Letter and Schedules 1, 2 and 3 of this document are true and accurate in all respects as at the date hereof.


2.   CAPACITY AND OWNERSHIP
     ----------------------

     2.1 The Vendors have full power and authority to enter into and perform this document which constitutes binding obligations on each of the Vendors in accordance with its terms.


     2.2 None of the Vendors nor any person connected with any Vendor has any interest directly or indirectly in any business other than that now carried on by the Group which is or is likely to be or become competitive with the business now carried on by the Group.


     2.3 The Vendors are entitled to sell and transfer the full legal and beneficial ownership in the Assets to the Purchaser and such sale will not result in any breach of or default under any agreement or other obligation binding upon the Vendors or any of them or any of their respective property.


     2.4 There is no litigation arbitration prosecution administrative or other legal proceedings or dispute in existence or threatened against any of the Vendors in respect of the Assets or the Vendors' entitlement to dispose of the Assets and there are no facts known to the Vendors or any of them which might give rise to any such proceedings or any such dispute.


     2.5 During the three years preceding the date hereof none of the Vendor's assets have been the subject of a transaction at an undervalue within the meaning of Part IX or Part VI Insolvency Act 1986.

3.   ACCOUNTS
     --------

     3.1 The Accounts have been prepared in accordance with the requirements of the relevant statutes and on a basis consistent with that adopted in the preparation of the audited accounts of the Vendor for each of the last 3 preceding financial years of the Vendor and in accordance with all Financial Reporting Standards statements of standard accounting practice and generally accepted accounting principles and practices in the United Kingdom and give a true and fair view of the assets and liabilities of the Vendor as at the Accounts Date and its profits and losses for the relevant period ended on the Accounts Date and without limiting the generality of the foregoing:-


          3.1.1 the Accounts disclose all the assets and either make full provision or reserve for or as appropriate disclose all accruals and liabilities whether actual contingent unquantified or disputed and all capital commitments whether actual or contingent of the Vendor as at the Accounts Date;


          3.1.2 any slow-moving stock included in the Accounts has been written down appropriately and any damaged redundant obsolete or unsaleable stock has been wholly written off and the value attributed to the remaining stock and work in progress does not exceed the lower of cost or net realisable value as at the Accounts Date;


          3.1.3 the audited balance sheets and profit and loss accounts of the Vendor for each of the last 3 preceding financial years of the Vendor ended on the Accounts Date complied with the requirements of all relevant laws then in force and with all statements of standard accounting practice and bearing an unqualified audit report and all Financial Reporting Standards and generally accepted accounting principles and practices of the United Kingdom then in force;


          3.1.4 the rate of depreciation adopted in the audited balance sheets of the Vendor for each of the last 3 preceding financial years of the Vendor ended on the Accounts Date was sufficient for each of the fixed assets of the Vendor to be written down to nil by the end of its useful life;


          3.1.5 except as stated in the audited balance sheets and profit and loss accounts of the Vendor for each of the last 3 preceding financial years of the Vendor ended on the Accounts Date no changes in the policies of accounting have been made therein for any of those 3 financial years and the method of valuing stock and work in progress and the basis of depreciation and amortisation adopted has been consistent during each of these 3 financial years;


          3.1.6 the profits shown by the audited profit and loss accounts of the Vendor for each of the last 3 preceding financial years ended on the Accounts Date have not (except as therein disclosed) been affected by any extraordinary or exceptional item or by any other factor rendering such profits for all or any of such periods unusually high or low;


          3.1.7 sufficient provision has been made in a deferred taxation account for any corporation tax on chargeable gains and balancing charges which would arise on a sale of all fixed assets at the values attributed to them in the

                Accounts and the value of none of the value of none of the assets is overstated in the Accounts;


          3.1.8 no value has been attributed to any type or category of stock which has previously been attributed no value;


          3.1.9 no asset (whether fixed intangible investment or current) has been revalued upwards in the Accounts and no intangible asset has been brought into the Accounts;


          3.1.10 no surplus on any pension arrangements has been written back or brought into reserves and full provision has been made for pension obligations in accordance with SSAP24.


     3.2 The Management Accounts have been carefully prepared on a basis consistent with the previous monthly management accounts of the Vendor and in accordance with the accounting policies applied to the Accounts and give a fair view in all respects of the assets and liabilities profits and losses of the Vendor for the period as at and to the end of the month immediately preceding the Completion Date and there are no liabilities actual, contingent or otherwise not reasonably provided for, noted or otherwise referred to therein which would require providing for or being disclosed or noted if such accounts were audited.


4.   POSITION SINCE ACCOUNTS DATE
     ----------------------------

     4.1 Since the Accounts Date the business of the Vendor has been carried on in the ordinary and usual course and so as to maintain the same as a going concern; and there has been no deterioration either in turnover or in the financial or trading position or in the prospects of the Vendor.


     4.2 Without prejudice to the generality of paragraph 4.1 since the Accounts Date:-


          4.2.1 the Vendor has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset or assumed or acquired any material liability (including a contingent liability) otherwise than in the ordinary course of business;


          4.2.2 the Vendor has paid its creditors in accordance with their respective credit terms and/or there are no amounts owing by the Vendor which are properly due and have been overdue for more than 4 weeks;


          4.2.3 no debtor has been released by the Vendor on terms that he pays less than the book value of his debt and no debt owing to the Vendor has been deferred subordinated or written off or has proved to any extent irrecoverable and all book debts at the date hereof are good and in the normal course of events will be recoverable in full on their respective due dates in the ordinary course;


          4.2.4 neither the turnover nor the expenses (direct and indirect) nor the trading position nor the margin of profitability of the Vendor shows any material deterioration by comparison with the turnover expenses trading position and margin of profitability of the Vendor for the corresponding period in its last completed accounting reference period;

          4.2.5 there has not been any material change in the assets or liabilities (including contingent liabilities) of the Vendor as shown in the Accounts except for changes arising from routine payments and from routine supplies of goods or of services in the normal course of trading save as expressly disclosed in the Management Accounts;


          4.2.6 all payments receipts and invoices of the Vendor have been fully and accurately recorded in the books of the Vendor;


          4.2.7 no supplier to or customer of the Vendor who accounted for more than 5 per cent of the Vendor's annual turnover in the last financial year has ceased to trade with the Vendor or notified the Vendor of its intention to do so.


5.   TAXATION
     --------

     TAX RETURNS AND COMPLIANCE
     --------------------------

     5.1 The Vendor has at all times submitted within the requisite period all relevant and required computations and information to all relevant Tax Authorities and has made (or before Completion will have made) all returns which should be made by the Vendor for the purpose of taxation before Completion.


     5.2 All the aforesaid computations and returns are up to date and are complete and accurate and leave no material matter unresolved with any Tax Authority regarding the taxation affairs of the Vendor and the Vendor nor any director or officer of the Vendor (in his capacity as such) is under any liability or is likely to become liable to pay any penalty interest surcharge or fine in connection with taxation. None of the aforesaid computations or returns is or is likely to be the subject of a dispute with any Tax Authority.


     STAMP DUTY AND SDRT
     -------------------

     5.3 All documents in the possession or under the control of the Vendors or to the production of which the Vendors are entitled and which are necessary to establish the title of the Vendors to any asset and which in the United Kingdom or elsewhere attract either stamp duty or require to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate authority have been properly stamped and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.


     VALUE ADDED TAX
     ---------------

     5.4 The Vendors have complied in all respects with all VAT legislation and guidance published by all relevant Tax Authorities in any form whatsoever and have made and obtained full complete correct and up-to-date records and invoices and other documents appropriate or requisite for the purposes of such legislation and guidance including without prejudice to the generality of the foregoing in relation to acquisitions made from and supplies made to persons outside the UK and are not in arrears with any payments or returns thereunder or liable to any abnormal or non-routine payment or default surcharge or any forfeiture or penalty or to the operation of any penal provision and have not been required by the Commissioners of Customs and Excise to give security under paragraph 4 of

          Schedule 11 VATA and the Vendors are a registered and taxable person for the purposes of such legislation and have not at any time been treated as a member of a group for such purposes and no application for it to be so treated has at any time been made.


     5.5 No tenancy, lease or licence to occupy any property held by the Vendor is or will become a developmental tenancy, developmental lease or developmental licence within the meaning of paragraph (b) of Item 1 of Group 1 (Land) Schedule 9 VATA.


     5.6 The Vendors are not operating any special arrangement or scheme relating to VAT.


6.   BUSINESS NAME
     -------------

     The Vendors do not use any name for any purpose other than its full corporate name.


7.   LICENSES AND CONSENTS
     ---------------------

     The Vendors have obtained all licenses permissions authorisations and consents required for the proper carrying on of its business (full details of which are set out in the Disclosure Letter). All such licenses permissions authorisations and consents are in full force and effect; the Vendors are not in breach of any of the terms and conditions attached thereto and there are no circumstances which indicate that any of such licenses permissions authorisations or consents may be revoked or not renewed in the ordinary course of events is the Vendors actually aware of any circumstances which indicate that equivalent licenses permissions authorisations or consents on no less favourable terms would not be granted to the Vendors following the acquisition of the Shares by the Purchaser.


8.   PROPERTIES AND ENVIRONMENTAL MATTERS
     ------------------------------------

     TITLE
     -----

     8.1  The Properties comprise:-


          8.1.1 all the land and premises owned or occupied by the Vendor; and


          8.1.2 all the estate interest right and title whatsoever (including for the avoidance of any doubt interests in the nature of options) of the Vendor in respect of any land or premises.


     8.2 Those of the Properties which are occupied or used by the Vendor in connection with any business carried on by the Vendor are so occupied or used by right of ownership or under lease or licence and the terms of any such lease or licence permit such occupation and use.


     8.3 The Vendor is the legal and beneficial owner of the Properties and all fixtures and fittings at the Properties are the absolute property of the Vendor free from Encumbrances.


     8.4 All of the Properties acquired by the Vendor since 1st July 1995 have been acquired with the benefit of the covenants implied by the expression "with full title guarantee".

     8.5 The information contained in Schedule 7 as to the tenure of the Properties the principal terms of the leases or licenses under which the same are occupied or used by the Vendor and the principal terms of the tenancies or licenses subject to and with the benefit of which the Properties are held is true and accurate in all respects.


     8.6 Where the title to any of the Properties is unregistered it is properly constituted by and can be deduced from duly stamped documents of title which are in the possession or under the control of the Vendor. No event has occurred in consequence of which registration should have been effected at HM Land Registry.


     8.7 Where the title to any of the Properties is registered the Vendor is shown on the register thereof at HM Land Registry as the proprietor with absolute title and the Land Certificate in respect of each of such Properties is in the possession or under the control of the Vendor.


     ENCUMBRANCES
     ------------

     8.8 The Properties are free from any mortgage debenture or charge (whether specific or floating legal or equitable) rent charge lien or other encumbrance securing the repayment of monies or other obligation or liability whether of the Vendor or any other party.


     8.9 The Properties are not subject to any liability for the payment of any outgoings other than national non-domestic rates water and sewerage services charges and insurance premiums and in the case of leasehold properties rents and service charges.


     8.10 So far as the Vendors is aware the Properties are not subject to any covenants restrictions stipulations easements profits a prendre wayleaves licenses grants exceptions or reservations overriding interests or other such rights the benefit of which is vested in third parties nor any agreement to create the same.


     8.11 Where any such matters as are referred to in paragraphs 8.8, 8.9 and
          8.10 have been disclosed in the Disclosure Letter the obligations and liabilities imposed and arising under them have been fully observed and performed and all payments in respect of them due and payable have been duly paid.


     8.12 There is no person who is in occupation (other than pursuant to any of the tenancies referred to in Schedule 7) or who has or claims any rights or easements of any kind in respect of the Properties adversely to the estate interest right or title of the Vendor therein.


     PLANNING MATTERS
     ----------------

     8.13 For the purposes of sub-paragraphs 8.13 to 8.29 (inclusive) of this paragraph 8 "the Planning Acts" means

          The Town and Country Planning Act 1990
          The Planning (Listed Buildings and Conservation Areas) Act 1990 The Planning (Hazardous Substances) Act 1990
          The Planning (Consequences Provisions) Act 1990
          The Planning and Compensation Act 1991
          as the same are from time to time varied or amended and any other statute or subordinate legislation relating to planning matters.


     8.14 So far as the Vendors are actually aware the use of each of the Properties is the permitted or lawful use for the purposes of the Planning Acts (and no notice of any breach thereunder has been received) and no such use is subject to planning conditions of an onerous or unusual nature (including any of a personal or temporary nature).


     STATUTORY OBLIGATIONS
     ---------------------

     8.15 So far as the Vendors are actually aware compliance is being made and has at all times been made with all applicable statutory and byelaw requirements with respect to the Properties and in particular (but without limitation) with requirements as to fire precautions and means of escape in case of fire and with requirements under the Public Health Acts the Housing Acts the Highways Acts the Offices Shops and Railway Premises Act 1963 the Health and Safety at Work etc. Act 1974 the Factory Acts and the London Building Acts and no notice of any breach of such statutes has been received.


     8.16 There is no outstanding and unobserved or unperformed obligation with respect to the Properties necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers and the Vendor does not anticipate that it will be obliged to incur the expenditure of any substantial sum of money within the next two years for such purpose.


     ADVERSE ORDERS
     --------------

     8.17 The Vendors are not actually aware of any compulsory purchase notices orders or resolutions affecting the Properties nor are the Vendors aware of any circumstances likely to lead to any being made.


     CONDITION OF THE PROPERTIES
     ---------------------------

     8.18 The buildings and other structures on the Properties are in reasonably good and substantial repair and fit for the purposes for which they are presently used.


     8.19 Each of the Properties has sufficient utility services required to operate the business.


     8.20 The Vendors are not actually aware that any building or structure on the Properties has at any time been affected by structural damage or electrical defects or by timber infestation rising damp or disease.


     LEASEHOLD PROPERTIES
     --------------------

     8.21 So far as the Vendors are actually aware the Vendor has paid the rent and observed and performed the covenants on the part of the lessee and the conditions contained in any leases (which expression includes underleases) under which the Properties are held and the last demands for rent (or receipts if issued) were unqualified and all such leases are valid and in full force.


     8.22 So far as the Vendors are actually aware all licenses consents and approvals required from the lessors and any superior lessors under the leases of the

          Properties and from their respective mortgagees (if any) have been obtained and the covenants on the part of the lessee contained in such licenses consents and approvals have been duly performed and observed.


     8.23 The Vendors are not actually aware of any notices negotiations or proceedings pending in relation to rent reviews nor is any rent liable at the date hereof to be reviewed and time is not of the essence in respect of any steps to be taken in the conduct of rent reviews.


     8.24 So far as the Vendors are actually aware there is not outstanding and unobserved or unperformed any obligation necessary to comply with any notice or other requirement given by the lessor under any leases of the Properties.


     8.25 There are no circumstances which would entitle any such lessor to exercise any powers of entry or take possession or which would otherwise restrict the continued possession and enjoyment of the Properties.


     8.26 The Vendor is in actual occupation of all parts of the Properties and the security of tenure provisions of Part II of the Landlord and Tenant Act 1954 are not excluded nor is the right to compensation for disturbance and no notices have been served or received under Section 25 or Section 26 of such Act.


     TENANCIES
     ---------

     8.27 The Disclosure Letter contains full and complete details of all tenancies to which the Vendor is a party.


     8.28 No notices have been served or received under Section 25 or Section 26 of the Landlord and Tenant Act 1954 nor are there any outstanding notices (whether served by or on behalf of the Vendor or by or on behalf of the occupational tenants or other occupants) of any other nature.


     8.29 No tenant or licensee has commuted any rent or licence fee or made any payment thereof before the due date therefor and no rent reviews are currently being negotiated.


     ENVIRONMENTAL MATTERS
     ---------------------

     8.30 So far as the Vendors is actually aware, neither the Vendor nor any of its officers, agents or employees (during the course of their employment with the Vendor) have committed, whether by act or omission, any breach of legal requirements for the protection of the environment or of human health or amenity, and so far as the Vendors is aware, they have conformed at all times with all relevant codes of practice, guidance notes, standards and other advisory material issued by any competent authority.


     8.31 The Vendor has not, so far as the Vendors is actually aware, received any notice, order or other communication from any relevant authority in respect of the Vendor's business, failure to comply with which would constitute breach of any legal requirements (or compliance with which could be secured by further proceedings) and so far as the Vendors is aware, there are no circumstances which might give rise to such notice, order or other communication being received or of any intention on the part of such authority to give such notice.

     8.32 So far as the Vendors is actually aware, there is no actual or potential liability on the part of the Vendor arising from any activities or operations of the Vendor or the state or condition of any properties now or formerly owned or occupied by the Vendor or facilities now or formerly used by the Vendor and in particular (without limitation) any such liability in respect of: injury to persons; damage to land or personal property; public or private nuisance; liability for waste or other substances; and damage to or impairment of the environment including living organisms.


     8.33 So far as the Vendors is actually aware, no notice or other communication has been received from any relevant authority relating to the physical condition of any site now or formerly owned or occupied by the Vendor nor is there any circumstance likely to give rise to the service of any such notice or communication.


     8.34 No site now or formerly owned or occupied by the Vendor has, so far as the Vendors is actually aware, been used for the deposit of waste controlled by any legislation during the ownership or occupation of the Vendor and neither the Vendors nor the Vendor is aware of any such use before its ownership or occupation.


     8.35 So far as the Vendors is actually aware, the Vendor has properly carried out and made all such assessments or plans as are required by law in relation to the Vendor's subsidences, processes, operations and wastes (including without limitation those relating to hazardous substances, accident hazards, releases to the environment and noise).


     GENERAL MATTERS
     ---------------

     8.36 There is no other matter of which the Vendors is aware and which materially adversely affects the value of any of the Properties or casts any doubt on the right or title of the Vendor thereto which should be revealed to the Purchaser.


     8.37 Any replies given by or on behalf of the Vendors and/or the Vendors to enquiries before contract raised by or on behalf of the Purchaser relating in any way to the Properties are materially true complete and accurate in all material respects and contain all information known or available to the Vendors.


9.   ASSETS
     ------

     9.1 The Vendor is the legal and beneficial owner having possession of and with good and marketable title to all the property and assets which are described and included in the Accounts as at the Accounts Date and/or in the books of account or records of the Vendor or which are used in connection with the business of the Vendor or which are in the reputed ownership of the Vendor or are situated on the Properties and all the assets required to carry on the business of the Vendor are owned by and are in the possession or under the control of the Vendor.


     9.2 None of the assets referred to in paragraph 9.1 are the subject of any assignment royalty overriding royalty factoring arrangement leasing or hiring agreement hire purchase agreement for payment on deferred terms or any similar agreement or arrangement.

     9.3 The Vendor has not created any option right to acquire mortgage pledge charge lien or other form of security or encumbrance or equity of any nature on over or affecting any part of the assets referred to in paragraph 9.1 and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.


     9.4 All the plant machinery equipment and vehicles owned or used by the Vendor is in good repair and working order and has been regularly and properly maintained and no substantial repairs are in hand or are necessary and none of the plant machinery equipment or vehicles is out of date dangerous inefficient unsuitable or in need of renewal or replacement or fails to comply with all the applicable safety standards.


     9.5 The plant registers of the Vendor comprise a complete and accurate record of all the plant machinery equipment and vehicles owned or used by the Vendor and necessary for the continuation of the business of the Vendor.


10.  DEBTS, STOCK AND WORK IN PROGRESS
     ---------------------------------

     10.1 All the stock of raw materials packaging materials and finished goods is of satisfactory quality and in good repair and condition and is capable of being sold on an arm's length basis in accordance with the Vendor's current price list without rebate or allowance and none of such stock is damaged obsolete or unsaleable.


     10.2 The stock referred to in paragraph 10.1 is sufficient for the normal requirements of the business of the Vendor having regard to current orders included in the current contracts with customers of the Vendor.


     10.3 The work in progress is at its normal level for the time of year having regard to current orders included in the current contracts with customers of the Vendor.


     10.4 The book debts shown in the Accounts have realised or will realise within a period of 28 days from the Accounts Date their nominal amount less any reserve for bad or doubtful debts included in the Accounts and the book debts incurred since the Accounts Date and which are outstanding at the Effective Date will realise within 90 days from the Completion Date (or sooner if default is caused by the insolvency of the debtor) their nominal amounts less any reserve or provision for bad or doubtful debts shown in the Accounts.


     10.5 The Vendor is not owed any sums other than trade debts incurred in the ordinary course of business.


11.  INSURANCE
     ---------

     11.1 Full details of all insurance policies effected by the Vendor or by any other person in relation to any of the Vendor's assets have been disclosed to the Purchaser in a schedule of insurance policies detailing scope of cover, premiums and all other relevant material and all such details contained in this schedule are true and correct in all material respects and all such insurance policies are currently in full force and effect.

     11.2 All premiums payable in respect of all insurance policies which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid such policies.


12.  RECORDS
     -------

     All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of the Vendor (including all invoices and other records required for VAT purposes) have been properly and accurately kept and compiled; there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they give and reflect a true and fair view at the date the record was made of the financial, contractual and trading position of the Vendor and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors, creditors and stock-in-trade and work-in-progress.


13.  CONFIDENTIAL INFORMATION
     ------------------------

     13.1 The Vendor does not use any processes and is not engaged in any activities which involve the misuse of any confidential information belonging to any third party.


     13.2 The Vendor is not aware of any actual or alleged misuse by any person of any of its Confidential Information.


     13.3 The Vendor has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Vendor's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing or using it other than for the purposes for which it was disclosed by the Vendor.


     13.4 Confidential Information used by the Vendor is kept strictly confidential and the Vendor operates and fully complies with procedures which maintain such confidentiality, which confidentiality has not been breached.


14.  INTELLECTUAL PROPERTY
     ---------------------

     14.1 A schedule of Intellectual Property rights owned by the Vendor or in respect of which it holds any interest or right of any nature whatever has been disclosed to the Purchaser, and the contents thereof are true and accurate in all material respects.


     14.2 The Vendor is the sole unencumbered legal and beneficial owner and, where registered, the sole registered proprietor of all the Intellectual Property used in its business ("the Vendor's Intellectual Property").


     14.3 The material particulars as to ownership registration (and applications therefor) of the Vendor's Intellectual Property, including priority and renewal dates where applicable, are set forth in the Disclosure Letter and such details are complete and correct. Such Intellectual Property comprises all Intellectual Property which the Purchaser will require in order fully to carry on and exploit the business of the Vendor as at the Completion Date and deal with the assets of the Vendor.


     14.4 The Vendor's Intellectual Property is not the subject of any pending or threatened proceedings for opposition cancellation revocation or rectification or claims from employees and there are no facts or matters which might give rise to any such proceedings.


     14.5 The Vendor has taken all steps necessary or desirable for the full protection of all the Vendor's Intellectual Property and all rights therein including without limitation applying for and maintaining in force all possible letters patent trade marks service marks and copyright registrations and registered designs in all relevant countries.


     14.6 All application and renewal fees and costs and charges regarding the Vendor's Intellectual Property due on or before Completion have been duly paid in full.


     14.7 Save for those agreements listed in the Disclosure Letter, the Vendor has not entered into any agreement arrangement or understanding (whether legally enforceable or not) for the licensing or otherwise permitting or authorising the use or exploitation of the Vendor's Intellectual Property or which prevent restrict or otherwise inhibit the Vendor's freedom to use and exploit the Vendor's Intellectual Property.


     14.8 None of the Vendor's Intellectual Property is currently being infringed by any third party or has been so infringed in the 6 year period preceding Completion and no third party has threatened any such infringement.


     14.9 Save for those agreements listed in the Disclosure Letter the carrying on of the Vendor's business or businesses as presently constituted does not require any licences or consents from or the making of royalty or similar payments to any third party and the Vendor is not engaged in any activities which and none of the Vendor's processes or products infringe any Intellectual Property belonging to any third party. All such listed agreements (and each provision thereof) are valid and subsisting and not restricted in any way and the Vendor is not in breach of any of the provisions thereof.


    14.10 There are no outstanding claims against the Vendor for infringement of any Intellectual Property used (or which has been used) by it and no such claims have been settled by the giving of any undertakings which remain in force.


15.  COMPUTER SYSTEMS
     ----------------

     15.1 A schedule of the Computer Systems has been supplied by the Vendor to the Purchaser, and the information contained therein is materially true and accurate in all respects.


     15.2 The Computer Systems have been satisfactorily maintained and have the benefit of the maintenance agreements specified in the Disclosure Letter.


     15.3 The Computer Systems are sufficient to run the business of the Vendor in a satisfactory and proper manner.


     15.4 In the event that any person providing maintenance or support services for the Computer Systems ceases or is unable to do so, the Vendor has all necessary rights to obtain the source code and all related technical and other information to procure the carrying out of such services by the Vendor's own employees or by a third party.

     15.5 The Vendor has adequate procedures to ensure internal and external security of the Computer Systems including procedures for taking and storing, on-site and off-site, back-up copies of computer programs and data.


     15.6 None of the Vendor's records systems controls data or information are recorded stored maintained operated or otherwise wholly or partly dependent upon or held by any means (including any electronic mechanical or photographic processes whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Vendor.


16.  EMPLOYEES
     ---------

     16.1 None of the officers or employees of the Vendor has given or received notice terminating his employment or will be entitled to give notice as a result of the provisions of this document.


     16.2 Full particulars of the terms and conditions of employment (whether in writing or oral) of all the officers or employees of the Vendor (including without limitation all remuneration incentives bonuses expenses profit sharing arrangements and other payments share option schemes and other benefits whatsoever payable) are set out in the Disclosure Letter.


     16.3 There is not in existence any contract of employment with any director or employee of the Vendor (or any contract for services with any individual) which cannot be terminated by the Vendor giving 3 months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).


     16.4 In relation to each of the present officers or employees of the Vendor (and so far as relevant to each of its former employees) the Vendor has:-


          16.4.1 complied with all obligations imposed on it by Articles of the Treaty of Rome European Commission Regulations and Directives and all statutes regulations and codes of conduct relevant to the relations between it and its employees or it and any recognised trade union;


          16.4.2 maintained adequate and suitable records regarding the service of each of its employees;


          16.4.3 complied with all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and


          16.4.4 complied with all relevant orders and awards made under any statute affecting the conditions of service of its employees.


     16.5 The Vendor is not involved in any disputes and there are no circumstances which may result in any dispute involving any of the officers or employees or former employees of the Vendor.


     16.6 There is not outstanding any agreement or arrangement to which the Vendor is party for profit sharing or for payment to any of its officers or employees or former employees of bonuses or for incentive payments or other similar matters.

     16.7 Since the Accounts Date no change has been made in the terms of employment by the Vendor (other than those required by law) of any of the officers or employees of the Vendor.


     16.8 The Vendor has not entered into any recognition agreement with a trade union nor has it done any act which may be construed as recognition.


     16.9 The Vendor has complied with all recommendations, if any, made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee.


    16.10 There is no agreement arrangement scheme or obligation (whether legal or moral) for the payment of any pensions allowances lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of the officers or employees of the Vendor or former officers or employees or for the benefit of dependants of such persons save as disclosed in the Disclosure Letter.


    16.11 No amounts due to or in respect of any of the officers or employees or former employees of the Vendor (including PAYE and national insurance and pension contributions) are in arrear or unpaid.


    16.12 No monies or benefits other than in respect of contractual emoluments are payable to any of the officers or employees of the Vendor and there is not at present a claim occurrence or state of affairs which may hereafter give rise to a claim against the Vendor arising out of the employment or termination of employment of any employee or former employee for compensation for loss of office or employment or otherwise and whether under the Employment Rights Act 1996 Equal Pay Act 1970 Sex Discrimination Act 1975 Sex Discrimination Act 1986 or any other Act or otherwise.


    16.13 Other than the Disclosed Scheme there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not or whether or not approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV of the Taxes Act) to which the Vendor or the Subsidiaries contribute (or promises to provide on an unfunded basis) for the payment of, any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of any officers, former officers, employees or former employees of the Vendor or the Subsidiaries or for the benefit of the dependants of any such person.


    16.14 Full details of the Disclosed Scheme have been given to the Purchaser in the form of:


          16.14.1 true and complete copies of all agreements, deeds and rules governing or relating to the Disclosed Scheme;


          16.14.2 copies of the explanatory literature issued to any members or former members or persons who may become members of the Disclosed Scheme and any agreements between the Vendor and/or Subsidiaries and any member, former member or prospective member relating to the provision of benefits under the Disclosed Scheme;

          16.14.3 copies of any announcement issued to any members of the Disclosed Scheme in respect of benefit improvements or other amendments not yet incorporated into the documentation of the Disclosed Scheme;


          16.14.4 details of the active members, pensioners and deferred pensioners of the Disclosed Scheme with all particulars of them relevant to their membership of the Disclosed Scheme and necessary to establish their entitlements to benefits;


    16.15 There are no disputes under the internal dispute resolution procedure which remain unresolved or complaints made by reference to the Disclosed Scheme to the Pensions Ombudsman, OPAS, the Industrial Tribunal or the Court.


17.  CONTRACTS
     ---------

     17.1 Details of all long term contracts and any contracts not in the ordinary course to which the Vendor is a party are contained in
          Schedule 1 and have been disclosed to the Purchaser in the Agreed Bundle and the details contained therein are true and accurate in all respects.


     17.2 A schedule of all retail concessions including the terms and conditions thereof (where such information is known to the Vendors) has been disclosed to the Purchaser in the Agreed Bundle and the details contained therein are true and accurate in all respects.


     17.3 There is not outstanding in connection with the business of the Vendor:-


          17.3.1 any agreement or arrangement between the Vendor and any third party which the signature or performance of this document will contravene or under which the third party will acquire a right of termination or any option as a result of the signature or performance of this document;


          17.3.2 any agency distributorship marketing purchasing manufacturing or licensing agreement or arrangement or any restrictive trading or other agreement or arrangement pursuant to which any part of the business of the Vendor has been carried on;


          17.3.3 any agreement or arrangement between the Vendor and any other company which is a member of the Group;


          17.3.4 any agreement or arrangement entered into by the Vendor otherwise than by way of bargain at arm's length; or


          17.3.5 any sale or purchase option or similar agreement or arrangement affecting any of the assets of the Vendor or by which the Vendor is bound.


     17.4 None of the agreements or contracts to which the Vendor is a party contain any unusual or onerous terms to be observed or performed by the Vendor and none of such agreements or contracts are unusual unprofitable (that is to say known to have been likely to result in a loss to the Vendor on completion of performance) or of a long term nature (that is to say incapable of performance in accordance with its terms within 3 months after the date on which it was entered into or undertaken) or involve or may involve obligations which by reason of their material nature or magnitude ought to be made known to the Purchaser.

     17.5 Neither the Vendor nor any party with whom the Vendor has entered into any agreement or contract is in default being a default which would have a material and adverse effect on the financial or trading position or prospects of the Vendor and there are no circumstances likely to give rise to such a default.


     17.6 No breach of contract event or omission has occurred which would entitle any third party to terminate any contract to which the Vendor is a party or to call in any money before the date on which payment thereof would normally or otherwise be due and the Vendor has not received notice of intention to terminate any of such agreements or contracts.


     17.7 The Vendors has no reason to believe that any customer or supplier of the Vendor or other person dealing with the Vendor will refuse to continue to deal with the Vendor or the Purchaser or will deal with it on a smaller scale than at present as a result of the change of control of the Vendor to be effected pursuant to this document.


     17.8 The Disclosure Letter contains full details of all agreements arrangements or contracts (whether oral or in writing) made between the Vendor and any employee or client or customer of the Vendor other than in the ordinary course of business.


18.  TRADING
     -------

     18.1 Since the Accounts Date the Vendor has been trading at a volume and level reasonably comparable with the respective volumes and levels of the same periods during each of the two preceding years and the Vendors are not aware of any matter or circumstance which has affected or is likely to affect adversely the volume or level of trading of the Vendor.


     18.2 There is not outstanding any liability or claim against the Vendor nor are there any deficiencies or defects or breach of contract which could result in any claim being made against the Vendor in relation to any goods or services for which the Vendor has been or is or may be or become liable or responsible in the course of its business and without prejudice to the generality of the foregoing no dispute exists between the Vendor and any customer client or supplier thereof nor are there any circumstances which are believed likely to give rise to any such dispute.


     18.3 The Vendor has not given any guarantee or warranty or made any representation in respect of goods or services supplied or contracted to be supplied by it save for any guarantee or warranty implied by law and (save as aforesaid) has not accepted any liability or obligation in respect of any goods or services that would apply after any such goods or services have been supplied by it.


     18.4 None of the activities or businesses of the Vendor requires any licence authorisation or consent which has not been obtained on a permanent and unconditional basis.


     18.5 The Vendor is not restricted by contract from carrying on any activity in any part of the world.

     18.6 Other than in the ordinary course of business no offer tender or the like is outstanding which is capable of being converted into an obligation of the Vendor by an acceptance or other act of some other person.


19.  JOINT VENTURES ETC.
     -------------------

     The Vendor is not:-

     19.1 a party to any joint venture consortium partnership or profit sharing arrangement or agreement; or


     19.2 a member of any partnership trade association society or other group whether formal or informal and whether or not having a separate legal identity and no such body is relevant to or has any material influence over the business of the Vendor as now carried on.


20.  LITIGATION OFFENCES AND COMPLIANCE WITH STATUTES
     ------------------------------------------------

     20.1 Otherwise than as plaintiff in the collection of debts arising in the ordinary course of business (none of which exceed (Pounds)1,000) the Vendor is not plaintiff defendant or otherwise a party to any litigation arbitration or administrative proceedings which are in progress or are threatened or pending by or against or concerning the Vendor or any of its assets; the Vendor is not being prosecuted for any criminal offence and no governmental or official investigation or inquiry concerning the business or officers of the Vendor or any of its assets is in progress or pending and there are no circumstances which are likely to give rise to any such proceedings investigation or inquiry.


     20.2 Neither the Vendor nor any of its officers agents or employees (during the course of their duties in relation to the business of the Vendor) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any statutory obligation or any other law of the United Kingdom or any other country giving rise to any fine penalty default proceedings or other liability in relation to the business or officers of the Vendor or any of its assets or any judgment or decision which would materially affect the reputation or goodwill of the Vendor in relation to the Assets.


21.  RESTRICTIVE AGREEMENTS
     ----------------------

     21.1 There are no agreements in force restricting the freedom of the Vendor to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.


     21.2 During the 3 years immediately preceding the Completion Date, the Vendor has not been party to any agreement, arrangement, concerted practice or course of conduct which:-


          21.2.1 is or ought to be or ought to have been or requires to be registered under the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any inquiry, investigation or proceeding under any of these Acts; or

          21.2.2 is or has been the subject of an inquiry, investigation, reference or report under the Fair Trading Act 1973 (or any previous legislation relating to monopolies or mergers) or the Competition Act 1980; or


          21.2.3 contravenes Article 85(1) or 86 of the Treaty of Rome or which has been notified to the Commission of the European Community for an exemption or in respect of which an application has been made to the said Commission for a negative clearance or infringes any regulation or other enactment made under Article 87 of the said Treaty or is or has been the subject of any inquiry, investigation or proceeding in respect thereof; or


          21.2.4 has or is intended to have or is likely to have the effect of restricting, distorting or preventing competition in connection with the production, supply or acquisition of goods in the United Kingdom or any part of it or the supply or securing of services in the United Kingdom or any part of it; or


          21.2.5 is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the meaning of Section 13 of the Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of
                  Part II of that Act; or


          21.2.6 infringes any other competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this paragraph 21.


     21.3 The Vendor has not given any assurance or undertaking to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or the Court of Justice of the European Communities or any other court, person or body and is not subject to any act, decision, regulation or other instrument made by any of them relating to any matter referred to in this paragraph 21.


     21.4 The Vendor is not in default or in contravention of any article, act, decision, regulation or other instrument or of any undertaking relating to any matter referred to in this paragraph 21 ("the Anti-Trust Rules") and has received no complaint or threat to complain under or referring to the Anti-Trust Rules from any person and has not received any request for information, investigation or objection relating to the Anti-Trust Rules or been party to any proceedings to which the Anti-Trust Rules (or any of them) were pleaded or relied upon.


     21.5 The Vendor is not in a dominant position in any market in any substantial part of the EEC for the purposes of Article 86 of the Treaty of Rome.


22.  COMPUTER SYSTEMS - MILLENNIUM COMPLIANCE
     ----------------------------------------

     22.1 Prior to purchasing the Computer Systems it was represented to the Vendor that the Computer Systems are fully "millennium compliant" and will not cease to be so at any time before, during or after the year 2000 and the details of such representation have been or will be fully disclosed to the Purchaser prior to Completion. For the purposes of this warranty, "millennium compliant" means that neither the performance nor the functionality of the Computer Systems is or will be affected by dates before, during or after the year 2000.

                                  SCHEDULE 3
                                  ----------
                                    PART 1
                                    ------
                              COMPLETION ACCOUNTS
                              -------------------

1.  The Purchaser shall prepare Completion Accounts.

2. The Completion Accounts shall be prepared in accordance with the terms of this schedule by the Purchaser and shall be delivered to the Vendors as soon as practicable after Completion but in any event not later than 3 months from the Completion Date.

3. The Completion Accounts shall comprise a statement of the Net Asset Value of the Business as at the Effective Date (excluding, for the avoidance of doubt, the Excluded Assets and the Excluded Liabilities).

4. The Completion Accounts shall be prepared using the accounting principles, bases, policies and methods set out in Part 2 of this Schedule and otherwise in accordance with the principles, bases, policies and methods adopted in the Accounts.

5. The Vendors shall procure that the Vendor's Accountants shall within 30 days of receipt of the draft Completion Accounts (which shall have been received within the period referred to in paragraph 2 above) confirm whether or not they shall propose adjustments to the draft Completion Accounts, and the Purchaser shall procure that the Vendor's Accountants are given all such assistance and access to all such information as they may reasonably require in order to enable them to reach their decision.

6. If the Vendors' Accountants confirm that they have no suggested amendments to the draft Completion Accounts they shall issue a report to that effect or, if the Vendors' Accountants fail to confirm whether or not they have any suggested amendments to the Completion Accounts within the period of 30 days referred to in paragraph 5 above, then the draft Completion Accounts shall constitute the Completion Accounts for the purposes of this document. If they confirm that they have proposed adjustments to the draft Completion Accounts within the period of 30 days referred to in paragraph 5, then the Vendors and the Purchaser shall, within the period of 14 days of such confirmation, seek to agree the proposed adjustments.

7. In the event of any dispute between the Vendors and the Purchaser, or any dispute between the Vendors' Accountants and the Purchaser's Accountants, as to any matter relevant to the draft Completion Accounts being notified by the Vendors or Vendors' Accountants to the Purchaser or the Purchaser's Accountants or by the Purchaser or the Purchaser's Accountants to the Vendors or the Vendors' Accountants (as the case may be) within the period of 30 days referred to in paragraph 5 and remaining unresolved at the expiry of the period of 14 days referred to in paragraph 6 then such dispute shall be referred to the Independent Accountants within 5 working days of such failure or notification or dispute who shall determine the Completion Accounts. The fees of any such firm of Independent Accountants shall be paid by the Vendors and/or the Purchaser in the proportions determined by the Independent Accountant. Any firm appointed hereunder shall act as experts and not as arbitrators and their determination shall be binding on the parties.

8. Upon the agreement (or determination under paragraph 7 of any matter disputed) of the Completion Accounts:

    8.1 the Accountants shall jointly sign a report specifying the Net Asset Value as deduced from the Completion Accounts;

    8.2 the Accountants shall deliver copies of their report (with the accounts to which they refer annexed) to the Vendors and the Purchaser whereupon the terms of Clause 7 of the Memorandum shall apply.


                                    PART 2
                                    ------
         ACCOUNTING POLICIES TO BE ADOPTED IN THE COMPLETION ACCOUNTS
         ------------------------------------------------------------


The Completion Accounts shall be produced on the same basis as the Accounts save that where the policies adopted in the Accounts conflict with UK GAAP then UK GAAP shall prevail, and in addition shall:

1.  ignore any ACT asset arising from any dividend paid;

2.  not revalue fixed assets;

3.  make no provision for corporation tax; and

4.  ignore all intercompany debt within the Group.

                                  SCHEDULE 4
                                  ----------
                                    PART I
                                    ------
                                THE PROPERTIES
                                --------------


OWNER                      ADDRESS             TENURE              LEASE TERM
Daxbourne Ltd

1.                    9 Fenning Street         Freehold
                      London  SE1 3QR


2.                    57 St Thomas Street      Leasehold      Commencement date 17th
                      London  SE1                             April 1995 - terminable on
                                                              six months' notice from
                                                              either side


3.                    60 Low Friar Street      Leasehold      Five years from 1st
                      (a.k.a. 12 Friars                       October 1994
                      Court)
                      Newcastle upon Tyne
                      NE1 5XE


4.                    72a Greenmarket          Leasehold      Commencement date 2nd
                      Newcastle upon Tyne                     February 1991, terminable
                                                              on six months' notice from
                                                              either side


5.                    6 Thackeray Street       Leasehold      10 years from 19th
                      London  W8                              December 1996




                                    PART II
                                    -------


                TERMS AND CONDITIONS OF SALE OF THE PROPERTIES
                ----------------------------------------------


In this part of this schedule the following terms shall have the following meanings:

"the Freehold Property"    the Property referred to in Entry 1 of part I of this
                           schedule.

"the Leasehold Properties"    the Leasehold Properties referred to in Entries 3
                              and 5 of Part I of this schedule.

"the Licence Properties"   the Leasehold Properties referred to in Entries 2 and
                           4 of Part I of this schedule.

1. Vacant possession of the whole of the Properties shall be given on Completion.

2. The Twentieth Edition of the National Conditions of Sale (except Conditions 3 5(3)(iii) 15(2) and 15(3) and 15(4) thereof and Conditions 21(2) and 21(3) thereof shall be deemed to be incorporated in this Agreement so far as they are applicable to a sale by private treaty and are not varied by or inconsistent with the conditions herein contained but the prescribed rate of interest shall be four per centum per annum above the base rate from time to time of National Westminster Bank plc.

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3.  Title to the Freehold Property will be deducted in accordance with Section
    110 of the Land Registration Act 1925. Title to the Leasehold Properties will commence with the leases referred to in Part I of this schedule.

4. The Freehold Property and the Leasehold Properties are sold subject to all Local Land Charges registered or capable of registration before on or after the date hereof and to all regulations and requirements of any Local or Public Authority or Board and to all regulations provisions designations requirements resolutions or schemes (if any) arising under the Town and Country Planning Acts or regulations made thereunder and the Vendor will not be required to indemnify the Purchaser in respect of any matter to which the sale is made subject to this clause.

5. The Vendor sells the Freehold Property and the Leasehold Property with full title guarantee.

6. The Leasehold Properties are sold subject to the rents reserved by and the covenants referred to in the relevant leases (as referred to in Part I of this scheme ("the Leases"). The Purchaser having been furnished with copies of the Leases shall not be entitled to raise any objection thereto or requisition thereon. The assignments to the Purchaser shall contain express provisos and agreements pursuant to Condition 11(7) of the National Conditions of Sale and covenants by the Purchaser to pay the rent reserved by and to observe and perform the covenants and conditions contained in the Leases and to indemnify the Vendors against all actions and claims in respect thereof. The Purchaser shall not be entitled to proof of or to raise any objection or requisition of whatsoever nature with regard to any interest in reversion expectant upon the Lease.


7.  THE FREEHOLD PROPERTY
    ---------------------

    7.1 Completion of the Sale and Purchase of the Freehold Property shall take place on Completion and the Vendors shall on Completion hand over to the Purchaser the Charge Certificate for title number SGL285669 together with an undertaking to forward to the Purchaser's Solicitors as soon as it is received from Lloyds Bank Plc a duly completed Form 53 in relation to the discharge of the registered charge referred to in Entry 1 of the Charges Register of that title and the consent of Lloyds Bank plc to the transfer of the Freehold Property in connection with the restriction set out in Entry number 2 of the Proprietorship Register of that title.

    7.2 The consideration for the Transfer of the Freehold Property shall be (Pounds)200,000.


8.  THE LEASEHOLD PROPERTIES
    ------------------------

    8.1 The Vendors shall at their own cost use their best endeavours to obtain as soon as possible after the date hereof the requisite consents of the Landlords in relation to the Leasehold Properties in connection with the assignment of the Leasehold Properties to the Purchaser.

    8.2 The Purchaser shall use its best endeavours to assist the Vendor in obtaining the consents referred to in paragraph 8.1 of this schedule and shall provide all reasonably necessary information to the relevant Landlord and shall enter in to any reasonably required direct covenants with the relevant Landlords and procure the giving of such guarantees or a rent deposit not exceeding six months' rent in favour of the relevant Landlords as such Landlords may reasonably require (not including director's guarantees) in connection with the obtaining of the consents referred to in paragraph 8.1.

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

    8.3 Completion of the assignment of the Leasehold Properties shall take place immediately on the relevant Landlord's consents have been obtained in accordance with paragraphs 8.1 and 8.2 of this schedule. On completion of the relevant assignments the Vendor shall deliver to the Purchaser the relevant original leases or certified copies accompanied by an appropriate statutory declaration of loss and ancillary and supplemental documents including the relevant Landlord's consent to the assignment. The consideration for the assignments of the Leasehold Properties shall be (Pounds)1 in each case.

    8.4 The Vendor shall keep the Purchaser fully informed (including the provision of copy correspondence and other relevant material) as to the progress of the Vendors' applications for consents in accordance with this schedule.

    8.5 If the relevant consents of the Landlords have not been granted within 3 months of the date hereof then the Purchaser shall be entitled (provided it has obtained the written advice of Counsel of at lease 5 years call to the effect that such consents have been unreasonably withheld or have been proffered subject to unreasonable conditions and that there is more than a 50 per cent chance of a Court of competent jurisdiction making a declaration to that effect) to require the Vendors to apply to such Court for such a declaration and the Vendors shall then make such an application forthwith and diligently pursue such application until either the relevant consents are granted to the reasonable satisfaction of the Purchaser or until the Purchaser so agrees in writing.

    8.6 If (save to the extent that this arises due to the Vendors' breach of its obligations herein) the requisite Landlord's consents have not been granted within 9 months of the date hereof and provided that the Purchaser shall have fully complied with and discharged its duties herein in relation to the securing of relevant Landlord's consent then the sale and purchase of the relevant Leasehold Properties shall lapse.

    8.7 Pending the grant of the requisite Landlord's consents or the lapse referred to in paragraph 8.6 above the following provisions shall apply in relation to the use occupation and responsibility of the Leasehold Properties.

          8.7.1 The Vendors shall pay all monies properly due to the Landlord of the Leasehold Properties (including all rents, service charges, interest, insurance rent and any other periodical or other payment) under the terms of the Leases, provided that the Vendors shall have received the equivalent sums from the Purchaser.

          8.7.2 The Vendors shall not assign underlet charge surrender or otherwise deal with its interest in the Leasehold Properties to any party (save for to the Purchaser under the terms of this Agreement) and shall not (save where the Purchaser at its absolute discretion so agrees in writing) vary the Leases (whether formally or by informal action) or serve any notices thereunder or agree any revision of rents payable thereunder. The Vendors shall within 5 working days forward to the Purchaser copies of any notices of breach or other notices received by it from the relevant Landlord in connection with the Leases and shall keep the Purchaser fully informed as to any disputes or negotiations with such Landlords in relation to the Leases.

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          8.7.3 The Vendors shall at the reasonable request and cost of the
                Purchaser take any necessary action to enforce the obligations of the Landlords of the Leasehold Properties and shall serve any such notices (as Tenant) on such Landlords which the Vendor is entitled to serve in accordance with the terms of the relevant Leases.

          8.7.4 The Purchaser shall (unless and until the relevant Landlords take enforcement action in relation to a breach of covenant on the part of the Vendors in allowing the Purchaser in to such occupation) be entitled to exclusively occupy and use the Leasehold Properties and shall do so as a licensee of the Vendors and shall perform and observe all covenants on the part of the lessee contained in the relevant Leases (save that the payment of monies due to the relevant Landlord shall be paid to the Vendors) as contained in the relevant leases PROVIDED THAT the Purchaser shall not during the period of its occupation of the Leasehold Properties as licensee as aforesaid be obliged to put or keep the Leasehold Properties in any better state or condition as they are in as at the date hereof and shall not undertake any works or alterations of the Leasehold Properties.

          8.7.5 In consideration of such occupation and use of the Leasehold Properties the Purchaser shall pay to the Vendor on demand such sums as the Vendors shall be required to properly pay to the Landlords of the Leasehold Properties in accordance with the
                terms of the relevant Leases.   The Purchaser shall be given
                credit (or reimbursed as appropriate) for any payments made in accordance with this paragraph 8.7.5 when the relevant assignment is completed or when the licence to occupy expires in relation to any payment made in the nature of payments in advance.

          8.7.6 The licence to use and occupy the Leasehold Properties shall expire on the date of the relevant assignment of the Leasehold Properties or on the date of any enforcement action taken by the relevant Landlord to procure the vacation of the relevant Leasehold Properties by the Purchaser or on lapse of the sale and purchase of the Leasehold Properties or on the determination of the relevant leases under which the Leasehold Properties are held by the Vendors. The Vendors and the Purchaser shall use their respective reasonable endeavours not to disclose to the relevant Landlord the fact of any occupation and use by the Purchaser of the Leasehold Properties in accordance with the terms of this schedule or otherwise.



9.  THE LICENCE PROPERTIES
    ----------------------

    9.1 As from the date hereof the provisions of paragraphs 8.7.1 - 8.7.5 (inclusive) of this schedule shall apply to the Licence Properties as they do to the Leasehold Properties save that references to "the Leases" shall be references to the Leases referred to in items 2 and 4 in Part I of this schedule.

    9.2 The licence to occupy and use the Licence Properties shall expire on the date of any enforcement action being taken by the relevant Landlord to procure the vacation of the relevant Licence Properties by the Purchaser or on the date on which the relevant Leases in respect of the Licence Property determine in accordance with the provisions thereof.

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    9.3   The Vendors shall use their reasonable endeavours not to disclose
          (unless already intentionally disclosed by the Purchaser) the fact of the occupation and use by the Purchaser of the Licence Properties in accordance with the terms of this schedule or otherwise.

    9.4 The Purchaser shall from the date hereof fully indemnify the Vendors against all claims and demands in respect of the Purchaser's use and occupation of the Licence Properties and the obligations to pay the rent reserved and to observe and perform the covenants and conditions contained in the Leases to the Licence Properties.

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